EXHIBIT 99.1

One Franklin Parkway San Mateo, CA 94403-1906 tel (650) 312-2000 franklinresources.com

FROM:	Franklin Resources, Inc.
Corporate Communications: Matt Walsh (650) 312-2245
Investor Relations: Brian Sevilla (650) 312-4091
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. to Announce First Quarter Results on January 27, 2011 and

Introduce New Income Statement Presentation

San Mateo, CA, January 11, 2011 - On Thursday, January 27, 2011, Franklin Resources, Inc. (the company) [NYSE:BEN] will release its first fiscal quarter 2011 operating results at approximately 8:30 a.m. Eastern Time. Pre-recorded audio commentary on the results from President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference later that day to answer questions though analysts and investors are encouraged to contact Investor Relations for any clarifications or questions on the contents of the earnings release.

Access to the pre-recorded audio commentary and accompanying slides will be available via franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 28808142, any time through 11:59 p.m. Eastern Time on February 10, 2011.

The live conference call will be held at 4:30 p.m. Eastern Time to answer questions. Access to the teleconference will be available via franklinresources.com or by dialing (800) 446-2782 in the U.S. and Canada or (847) 413-3235 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 28808145, after 7:00 p.m. Eastern Time on January 27, 2011 through 11:59 p.m. Eastern Time on February 10, 2011.

Beginning with the first fiscal quarter 2011 results announcement, the company will introduce a new consolidated statement of income presentation. Today’s release includes quarterly and annual operating results for fiscal years 2009 and 2010 in the new presentation.

Summary of Changes

•	Within operating revenues, underwriting and distribution fees is renamed sales and distribution fees
•

Amortization of deferred sales commissions, previously presented as a separate line, and certain distribution-related expenses, previously included in advertising and promotion expenses, are combined with underwriting and distribution expense in a new line named sales, distribution and marketing

•	Occupancy expense, previously combined with information systems and technology, is now a separate line
•	Advertising and promotion expense not reclassified to sales, distribution and marketing is now included with other expense in a new line named general, administrative and other
•	Net income (loss) attributable to noncontrolling interests is now presented separately for nonredeemable and redeemable noncontrolling interests

These changes are intended to provide investors with improved disclosure of total sales, distribution and marketing expenses and greater transparency of information systems, technology and occupancy expenses. In addition, the change to net income (loss) attributable to noncontrolling interests provides for consistency between the amounts in the statement of income and the changes in stockholders’ equity. The presentation change does not represent a restatement of any previously published financial results.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements

Unaudited

(in thousands, except per share data)

	Three months ended				Twelve months ended 30-Sep-10
	30-Sep-10	30-Jun-10	31-Mar-10	31-Dec-09
Operating Revenues
Investment management fees	$919,367	$915,866	$836,077	$806,664	$3,477,974
Sales and distribution fees	529,563	529,313	496,781	488,053	2,043,710
Shareholder servicing fees	69,981	72,976	71,376	69,543	283,876
Other, net	9,493	15,916	8,879	13,151	47,439

Total operating revenues	1,528,404	1,534,071	1,413,113	1,377,411	5,852,999

Operating Expenses
Sales, distribution and marketing	599,028	590,876	557,398	535,593	2,282,895
Compensation and benefits	275,300	280,333	271,041	254,312	1,080,986
Information systems and technology	47,629	40,156	39,809	38,003	165,597
Occupancy	33,699	35,862	29,799	30,607	129,967
General, administrative and other	63,744	65,280	53,931	51,919	234,874

Total operating expenses	1,019,400	1,012,507	951,978	910,434	3,894,319

Operating Income	509,004	521,564	461,135	466,977	1,958,680

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	2,426	(14,670)	5,669	15,072	8,497
Investment and other income (losses), net	50,933	(7,262)	42,488	32,978	119,137
Interest expense	(9,992)	(4,836)	(936)	(742)	(16,506)

Other income (expenses), net	43,367	(26,768)	47,221	47,308	111,128

Income before taxes	552,371	494,796	508,356	514,285	2,069,808
Taxes on income	176,517	135,113	149,946	156,736	618,312

Net income	375,854	359,683	358,410	357,549	1,451,496
Less: net income (loss) attributable to:
Nonredeemable noncontrolling interests	98	180	204	216	698
Redeemable noncontrolling interests	2,850	(992)	1,521	1,730	5,109

Net Income Attributable to Franklin Resources, Inc.	$372,906	$360,495	$356,685	$355,603	$1,445,689

Earnings per Share[1]
Basic	$1.66	$1.59	$1.56	$1.55	$6.36
Diluted	1.65	1.58	1.55	1.54	6.33

Dividends per Share	$0.22	$0.22	$0.22	$3.22	$3.88

1

The computation of earnings per share pursuant to the two-class method excludes from net income attributable to Franklin Resources, Inc. the earnings allocated to participating securities, which consist of nonvested stock and stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents. Earnings allocated to participating securities were $1.4 million, $2.0 million, $2.0 million and $3.3 million for the three months ended September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, and $7.6 million for the twelve months ended September 30, 2010.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements

Unaudited

(in thousands, except per share data)

	Three months ended				Twelve months ended 30-Sep-09
	30-Sep-09	30-Jun-09	31-Mar-09	31-Dec-08
Operating Revenues
Investment management fees	$724,953	$625,025	$552,936	$600,274	$2,503,188
Sales and distribution fees	433,361	365,217	304,655	304,929	1,408,162
Shareholder servicing fees	67,381	67,113	66,514	66,342	267,350
Other, net	13,232	16,203	(11,833)	(2,215)	15,387

Total operating revenues	1,238,927	1,073,558	912,272	969,330	4,194,087

Operating Expenses
Sales, distribution and marketing	475,265	398,218	343,113	336,323	1,552,919
Compensation and benefits	246,773	230,943	236,732	244,063	958,511
Information systems and technology	40,614	38,346	37,776	40,114	156,850
Occupancy	31,385	29,857	27,622	28,484	117,348
General, administrative and other	60,168	50,008	43,707	51,982	205,865

Total operating expenses	854,205	747,372	688,950	700,966	2,991,493

Operating Income	384,722	326,186	223,322	268,364	1,202,594

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	42,830	44,503	(11,106)	(47,442)	28,785
Investment and other income (losses), net	87,338	52,574	(33,893)	(45,022)	60,997
Interest expense	(268)	(211)	(2,092)	(1,200)	(3,771)

Other income (expenses), net	129,900	96,866	(47,091)	(93,664)	86,011

Income before taxes	514,622	423,052	176,231	174,700	1,288,605
Taxes on income	136,180	116,204	67,159	64,771	384,314

Net income	378,442	306,848	109,072	109,929	904,291
Less: net income (loss) attributable to:
Nonredeemable noncontrolling interests	122	289	36	(3,922)	(3,475)
Redeemable noncontrolling interests	10,964	8,843	(1,770)	(7,049)	10,988

Net Income Attributable to Franklin Resources, Inc.	$367,356	$297,716	$110,806	$120,900	$896,778

Earnings per Share[1]
Basic	$1.60	$1.28	$0.48	$0.52	$3.87
Diluted	1.59	1.28	0.47	0.52	3.85

Dividends per Share	$0.21	$0.21	$0.21	$0.21	$0.84

1

The computation of earnings per share pursuant to the two-class method excludes from net income attributable to Franklin Resources, Inc. the earnings allocated to participating securities, which consist of nonvested stock and stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents. Earnings allocated to participating securities were $2.2 million, $2.4 million, $0.9 million and $0.9 million for the three months ended September 30, 2009, June 30, 2009, March 31, 2009, and December 31, 2008, and $6.4 million for the twelve months ended September 30, 2009.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $670 billion in assets under management as of December 31, 2010. For more information, please visit franklinresources.com.

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